EXHIBIT 99
                                                                      ----------

MRO SOFTWARE
FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                               INVESTOR CONTACT:
Vaughn Harring                                               Peter Rice
(781) 280-6855                                               (781) 280-6550
vaughn.harring@mro.com                                       peter.rice@mro.com


                   MRO SOFTWARE REPORTS THIRD QUARTER RESULTS

                        SOLID MAXIMO SALES DRIVE REVENUE,
               IMPROVED OPERATING MARGINS, INCREASED EPS AND CASH

BEDFORD, MASS., JULY 15, 2004 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced results for the Company's third fiscal quarter ended June 30, 2004.

Total revenues for the third quarter were $46.3 million compared with $47.6 million for the third quarter of the prior year, a decrease of 3 percent. On a GAAP basis, the Company reported net income for the quarter of $3.1 million or $0.12 per diluted share, compared with net income of $2.0 million or $0.08 per diluted share for the same quarter last year, an increase in EPS of 50 percent.

Pro forma net income (see Schedule A) for the third quarter was $3.6 million, or $0.14 per diluted share compared with pro forma net income of $2.8 million or $0.12 per diluted share for same quarter last year, an increase in EPS of 17 percent. Pro forma results are adjusted for the amortization of acquired technology and other intangibles and their related tax effects.

Revenue from software license sales was $13.0 million, compared with $15.3 million in the same quarter last year, a decrease of 15 percent. Support and services revenue was $33.3 million, compared with $32.3 million in the same quarter last year, an increase of 3 percent.

As of June 30, 2004, the balance sheet contained $99.4 million in cash and marketable securities, an increase of $2.9 million from the second quarter, and no long-term debt. Deferred revenue was $31.6 million, and days sales outstanding (DSO) was 65 days.

There were a total of 232 software license sales for the quarter, including three transactions of approximately $1 million or more. Customers for the quarter included: Cummins Engine Co., Computer Sciences Raytheon, Grubb & Ellis Management Services, Inc., Honeywell Technology Solutions, Inc., Iraq Coalition Provisional Authority Program Management Office, JB Hunt Transport Services, Inc., Johnson Controls, Inc., Lower Colorado River Authority, National Institute of Health, PPG Industries, Southwest Ohio Regional Transit Authority and Vestas Wind Systems A/S.

"We were able to deliver solid results for the quarter. Our focus on vertical solutions continues to produce results with several significant wins in the nuclear, transportation and federal sectors during the quarter," said Chip Drapeau, president and CEO, MRO Software. "With our healthy balance sheet we are able to continue investing in solutions and activities that will help to grow the Company."

"The Company's earnings, operating margins and cash balances continued to improve this quarter," said Peter Rice, CFO, MRO Software. "For the fourth quarter of fiscal 2004, we expect revenues to be in the range of $47 to $49 million, and we expect earnings to be in the range of $0.12 to $0.16 per share on a GAAP basis, and between $0.14 to $0.18 per share on a pro forma basis. Based on these expectations, the Company reaffirms its guidance for fiscal year 2004 total revenue growth of approximately 5 percent and pro forma earnings growth of approximately 50 percent above fiscal 2003 results. Looking ahead for fiscal year 2005, we expect total revenue growth of five percent and pro forma earnings growth in the range of 10 to 15 percent for the full fiscal year."

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and the related tax effects.

The Company will hold a conference call to discuss these results on Thursday, July 15, 2004 beginning at 4:30 p.m. EDT.

To participate in this call within the U.S. and Canada, dial (800) 932-9896, international callers should dial (706) 634-5804. A digital recording of the call will be available beginning two hours after the call and will be available until July 22, 2004. To access the replay within the U.S. and Canada, dial (800) 642-1687, international callers should dial (706) 645-9291, all participants should use conference ID: 8494359.

A webcast of the call is available at: www.mro.com/investor. A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: www.mro.com/investor.


FORWARD-LOOKING STATEMENTS.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, continued sluggishness in IT spending and stagnation in the market for our products, difficulties or delays in the development or deployment of our industry-specific offerings, volatility in results as a function of a small number of large license transactions, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

ABOUT MRO SOFTWARE, INC.
MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

MAXIMO(R) is a registered trademark, and MRO SoftwareTM is a trademark of, MRO Software, Inc.


                                      # # #

                               MRO SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)

                                                         June 30, 2004    September 30, 2003
                                                         -------------    ------------------

(in thousands)                    ASSETS

Cash and cash equivalents                                  $   48,358         $   73,662
Marketable securities                                           1,189              1,102
Accounts receivable, net                                       33,668             28,833
Other current assets                                            8,148              6,419
                                                           ----------         ----------
         TOTAL CURRENT ASSETS                                  91,363            110,016
                                                           ----------         ----------

Marketable securities                                          49,857             19,809
Property and equipment, net                                     8,287              8,239
Intangible assets, net                                         51,451             53,910
Other assets                                                   13,097             13,287
                                                           ----------         ----------
         TOTAL ASSETS                                      $  214,055         $  205,261
                                                           ==========         ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                        $   24,963         $   28,799
Deferred revenue                                               30,554             28,734
                                                           ----------         ----------
         TOTAL CURRENT  LIABILITIES                            55,517             57,533
                                                           ----------         ----------

Other long term liabilities                                     2,137              1,216
                                                           ----------         ----------
         TOTAL LIABILITIES                                     57,654             58,749
                                                           ----------         ----------


         STOCKHOLDERS' EQUITY                                 156,401            146,512
                                                           ----------         ----------

              TOTAL LIABILITIES &
                        STOCKHOLDERS' EQUITY               $  214,055         $  205,261
                                                           ==========         ==========


                                      # # #

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                            Three Months Ended             Nine Months Ended
                                                                 June 30,                      June 30,
                                                        -------------------------     -------------------------
                                                           2004           2003           2004           2003
(in thousands, except per share data)
        Revenues:
            Software                                    $   12,996     $   15,348     $   36,658     $   35,685
            Support and services                            33,304         32,287         99,166         95,226
                                                        ----------     ----------     ----------     ----------
                     Total revenues                         46,300         47,635        135,824        130,911
                                                        ----------     ----------     ----------     ----------

        Cost of revenues:
            Software                                         1,109          1,752          3,404          3,269
            Support and services                            14,960         14,662         45,140         44,103
            Amortization of acquired technology                473            844          1,885          2,532
                                                        ----------     ----------     ----------     ----------
                     Total cost of revenues                 16,542         17,258         50,429         49,904
                                                        ----------     ----------     ----------     ----------

        Gross profit                                        29,758         30,377         85,395         81,007

        Operating expenses:
            Sales and marketing                             13,941         16,074         41,486         45,765
            Product development                              7,001          6,512         21,104         19,656
            General and administrative                       4,280          4,764         13,134         13,118
            Amortization of other intangibles                  165            226            574            704
                                                        ----------     ----------     ----------     ----------
                     Total operating expenses               25,387         27,576         76,298         79,243
                                                        ----------     ----------     ----------     ----------

        Income from operations                               4,371          2,801          9,097          1,764

            Interest income                                    313            205            761            596
            Other income/(expense), net                         35            169           (292)         1,150
                                                        ----------     ----------     ----------     ----------

        Income before income taxes                           4,719          3,175          9,566          3,510

        Provision for income taxes                           1,631          1,158          3,327          1,276
                                                        ----------     ----------     ----------     ----------

        Net income                                      $    3,088     $    2,017     $    6,239     $    2,234
                                                        ==========     ==========     ==========     ==========

       Net income per share, basic                      $     0.12     $     0.08     $     0.25     $     0.09
                                                        ----------     ----------     ----------     ----------
       Net income per share, diluted                    $     0.12     $     0.08     $     0.25     $     0.09
                                                        ----------     ----------     ----------     ----------

        Shares used to calculate net income per share
             Basic                                          24,873         24,457         24,766         24,390
             Diluted                                        25,409         24,489         25,356         24,542

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   Schedule A
                                   (unaudited)

                                                           Three Months Ended             Nine Months Ended
                                                                 June 30,                      June 30,
                                                        -------------------------     -------------------------
                                                           2004           2003           2004           2003
(in thousands, except per share data)

GAAP net income                                         $    3,088     $   2,017      $    6,239     $    2,234

        Pro forma adjustments

        Amortization of other intangibles                      165           226             574            704
        Amortization of acquired technology                    473           844           1,885          2,532
        Related tax effects                                   (166)         (266)           (688)          (927)
                                                        -------------------------------------------------------
        Total pro forma adjustments                            472           804           1,771          2,309

   Pro forma net income, as adjusted                    $    3,560     $   2,821      $    8,010     $    4,543
                                                        ----------     ---------      ----------     ----------


   Pro forma diluted net income per share,
     as adjusted                                        $     0.14     $    0.12      $     0.32     $     0.19
                                                        ----------     ---------      ----------     ----------

   Shares used to calculate pro forma net income
       per share, as adjusted                               25,409        24,489          25,356         24,542

Note:

     In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2004 and 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects.

     Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparison with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.